PROMISSORY NOTE

$100,000 **March 16, 2016**

FOR VALUE RECEIVED, the undersigned, **PCS EDVENTURES!.COM, INC.**, an Idaho corporation (hereinafter referred to as "Borrower"), hereby promises to pay to the order of **TODD R. HACKETT**, or (his/her/its) successors and assigns, if any (hereinafter referred to as "Lender"), the principal sum of One Hundred Thousand Dollars ($100,000), together with interest on the unpaid principal amount of this Promissory Note ("Note") at the rate of ten percent (10%) per annum in the manner and upon the terms and conditions set forth below.

The principal and interest on the unpaid principal amount of this Note, or any portion thereof, shall be paid in full in cash on or before April 30, 2016. All cash payments on this Note shall be made in lawful currency of the United States at the address of the Lender, or at such other place as the holder of this Note may designate in writing.

a. A security interest in all unencumbered Accounts Receivable. A/R shall not be factored or pledged without the written consent of Lender.

b. A security interest in the PCSV public entity including net loss carry forward and any other value the entity may have.

Upon default in the payment of any amount due pursuant to this Note for more than thirty (30) days after the due date, the Lender may, without notice, declare the entire debt and principal amount then remaining unpaid under this Note immediately due and payable and may, without notice, in addition to any other remedies, proceed against the Borrower to collect the unpaid principal and any interest due. Presentment for payment, notice of dishonor, protest and notice of protest are waived by the Borrower and any and all others who may at any time become liable or obligated for the payment of all or any part of this Note, the principal or interest due.

This Note may be amended only by a written instrument executed by Lender and Borrower.

This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Idaho. Any legal action to enforce any obligation of the parties to this Note shall be brought only in the District Court of the Fourth Judicial District of the State of Idaho, in and for the County of Ada.

In the event of any civil action filed or initiated between the parties to this Note or any other documents accompanying this Note, or arising from the breach or any provision